EXHIBIT 99.1

BLUE EARTH ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Henderson, Nevada, August 17, 2015--Blue Earth, Inc. NASDAQ: BBLU) an alternative/ renewable power generation company, announced its results for the second quarter of 2015.

The Company recognized $3,576,400 of revenue for the three months ended June 30, 2015, as compared to $1,850,038 for the three months ended June 30, 2014, an increase of $1,726,362 or 93%. The current year’s revenues represent sales from the Company’s divisions Technology ($194,417), Construction ($3,380,384) and Power Generation ($1,599).  The prior year’s revenues represent sales from the Company’s divisions Technology ($189,888) and Construction ($1,660,150). Technology sales include the UPStealth® battery backup management systems.  Construction sales are from installation of alternative energy systems and maintenance of CHP systems. Construction's revenues increased due to work on the solar generation project in Indiana.

Costs of sales for the three months ended June 30, 2015 were $3,208,867 resulting in a gross profit of $367,533 or 10% of revenues. Technology had a gross profit of $5,587 or 3% compared to a gross profit of $360,348 or 11% for Construction. By comparison, during 2014 we had a cost of sales of $1,569,616 with a gross profit of $280,422 or 15%. Technology had a gross profit of $139,328 or 73% compared to $180,239 or 11% for Construction. Power Generation had a gross profit of $1,599 in 2015 compared to $-0- in 2014.

Operating expenses were $6,165,759 for the three months ended June 30, 2015 as compared to $4,806,906 for the three months ended June 30, 2014, an increase of $1,358,853 or 28%.  In 2015, approximately $707,008 (11%) of the operating expenses were from Technology, $2,440,019 (40%) were from Construction and $14,442 (0%) from Power Generation. The balance of $3,004,290 (49%) for 2015 was corporate administrative expense. Approximately $1,299,937 (21%) of the operating expenses was for payroll costs and $1,488,555 (24%) was for consulting and professional fees in 2015. The increase in operating expenses for 2015 was primarily due to an increase in professional fees as a result of the ongoing litigation and fees paid to employment agencies.

In 2014 approximately $1,589,222 (33%) of the operating expenses were from Technology and $1,463,502 (30%) were from Construction. The balance of $1,754,182 (37%) for 2014 was corporate administrative expense. Approximately $1,260,638 (26%) of the operating expenses was for payroll costs and $841,848 (18%) was for professional fees in 2014.

In 2015, operating expenses include stock compensation expense of $972,290 (16%) compared to $1,476,802 (31%) in 2014. We recorded depreciation and amortization expense of $952,233 in 2015 compared to $1,076,938 in 2014.

Total other income (expense) for the three months ended June 30, 2015 was $(1,899,471) compared to $(91,305) for the three months ended June 30, 2014. The increase was primarily attributable to interest expense of $248,017, a loss from settlement of threatened and actual litigation of $582,361 and a loss from the equity investment in PowerGenix of $1,064,490 compared to $95,463, $-0- and $-0-, respectively, during 2014.

Net loss was $8,069,560 for the three months ended June 30, 2015 as compared with a net loss of $4,711,841 for the three months ended June 30, 2014, an increase of $3,357,719.  Excluding the non cash expenses of common stock issued for services and from the amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $6,013,967 and $2,185,993 for 2015 and 2014, respectively.   The increase in operating expenses for 2015 was primarily due to an increase in professional fees as a result of the ongoing litigation and fees paid to employment agencies.

The net loss attributed to common shareholders was $8,069,560 in 2015 compared to $5,808,656 in 2014.  The earlier period included dividends of $1,096,815 accrued on the Series C preferred stock and paid in common shares during 2014.  The Series C preferred shares were all converted into common shares by June 30, 2014 so no additional dividends were incurred in the succeeding periods. The net loss translates to $0.08 per share in 2015 ($0.00 per share from discontinued operations) compared to $0.07 ($0.00 per share from discontinued operations) in 2014.

The Company recognized $7,328,414 of revenue for the six months ended June 30, 2015, as compared to $3,768,352 for the six months ended June 30, 2014, an increase of $3,560,062 or 94%. The current year’s revenues represent sales from the Company’s divisions Technology ($248,270), Construction ($7,078,545) and Power Generation ($1,599).  The prior year’s revenues represent sales from the Company’s divisions Technology ($281,235) and Construction ($3,487,117). Technology sales include the UPStealth® battery backup management systems. Construction sales are from installation of alternative energy systems and maintenance of CHP systems. Construction's revenues increased due to work on the solar generation project in Indiana.

Costs of sales for the six months ended June 30, 2015 were $6,631,211 resulting in a gross profit of $697,203 or 11% of revenues. Technology had a gross profit of $15,679 or 6% compared to a profit of $679,926 or 10% for Construction. By comparison, during 2014 we had a cost of sales of $2,821,242 with a gross profit of $947,110 or 25%. Technology had a gross profit of $141,312 or 50% compared to $805,798 or 23% for Construction. Power Generation had a gross profit of $1,599 in 2015 compared to $-0- in 2014.

Operating expenses were $12,452,968 for the six months ended June 30, 2015 as compared to $10,819,779 for the six months ended June 30, 2014, an increase of $1,633,189 or 15%.  In 2015, approximately $1,717,480 (14%) of the operating expenses were from Technology, $4,416,570 (35%) were from Construction and $14,442 (0%) from Power Generation. The balance of $6,304,479 (51%) for 2015 was corporate administrative expense. Approximately $2,837,394 (23%) of the operating expenses was for payroll costs and $2,432,647 (20%) was for consulting and professional fees in 2015. The increase in operating expenses for 2015 was primarily due to an increase in professional fees as a result of the ongoing litigation and fees paid to employment agencies.

In 2014 approximately $2,011,477 (19%) of the operating expenses were from Technology and $2,905,082 (27%) were from Construction. The balance of $5,903,220 (54%) for 2014 was corporate administrative expense. Approximately $2,642,105 (24%) of the operating expenses was for payroll costs and $2,381,345 (22%) was for professional fees in 2014.

In 2015, operating expenses include stock compensation expense of $2,678,281 (22%) compared to $3,337,071 (31%) in 2014. We recorded depreciation and amortization expense of $2,156,725 in 2015 compared to $2,025,758 in 2014.

Total other income (expense) for the six months ended June 30, 2015 was $(1,715,914) compared to $(309,137) for the six months ended June 30, 2014. The increase was primarily attributable to a gain of $407,417 from the settlement of threatened and actual litigation in the first half of 2015 compared to $-0- in the second quarter of 2014. The gain on the settlement of the litigation was offset by a loss from the equity investment in PowerGenix of $1,292,050 in the first half of 2015.

Net loss was $14,383,506 for the six months ended June 30, 2015 as compared with a net loss of $10,398,301 for the six months ended June 30, 2014, an increase of $3,985,205.  Excluding the non cash expenses of common stock issued for services and from the amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $9,828,458 and $6,105,878 for 2015 and 2014, respectively.   The increase in operating expenses for 2015 was primarily due to an increase in professional fees as a result of ongoing litigation and fees paid to employment agencies.

The net loss attributed to common shareholders was $14,383,506 in 2015 compared to $11,888,004 in 2014. The earlier period included dividends of $1,489,703 accrued on the Series C preferred stock and paid in common shares during the six months ended June 30, 2014.  The Series C preferred shares were all converted into common shares by June 30, 2014 so no additional dividends were incurred in the succeeding periods. The net loss translates to $0.14 per share in 2015 ($0.01 per share from discontinued operations) compared to $0.16 ($0.00 per share from discontinued operations) in 2014.

Brett Woodard, CFO of Blue Earth, Inc. stated “Revenues from continuing operations for the first six months of 2015 improved over the same period of 2014.  The Company recognized the initial revenue from its Power Generation division and focused its overall operations on construction and power generation with the sale of its HVAC service and installation and related e-commerce businesses. Gross margins and profits on the Construction business are recovering from the second half of 2014 as that group shifts to a greater emphasis on construction management of larger dollar projects. We look forward to expanding on our foundation of improved efficiencies and refocused management teams to drive Company sales upward with an improved bottom line.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the alternative/ renewable power generation sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.	Liviakis Financial Communications, Inc.
John C. Francis	Michael Bayes
www.blueearthinc.com	www.liviakis.com
702.263.1808 Ext. 103	415.389.4670
jfrancis@blueearthinc.com	michael@liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and the performance of its business units. These forward-looking statements are based on the Company’s current beliefs and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.